EXHIBIT 10.1

FIFTH AMENDMENT TO LOAN AGREEMENT

FIFTH AMENDMENT (this “Amendment”) entered into as of May 5, 2005 between MEDIS TECHNOLOGIES LTD., a Delaware corporation (the “Borrower”) and FLEET NATIONAL BANK, a Bank of America company (the “Bank”).

WHEREAS, the Borrower and the Bank are parties to a Loan Agreement dated as of December 29, 2000, as amended by a First Amendment to Loan Agreement dated as of October 24, 2002, a Second Amendment to Loan Agreement dated as of February 20, 2003, a Third Amendment to Loan Agreement dated as of September 30, 2003 and Fourth Amendment to Loan Agreement dated as of October 18, 2004 (the “Agreement”; all capitalized terms used herein, unless otherwise defined herein, have the same meanings provided therefor in the Agreement);

WHEREAS, the Borrower has requested, and the Bank has agreed, to extend the Termination Date (as defined in the Agreement) and to increase the amount of the Commitment (as defined in the Agreement), on the terms and conditions set forth in this Amendment.

NOW, THEREFORE, for valuable and legally sufficient consideration, the receipt of which is hereby acknowledged by the parties, the parties hereto hereby agree as follows:

Article 1.   Article 1. Amendments to the Agreement.

1.1  The definition of “Termination Date” appearing in Section 1.1 of the Agreement is amended and restated to read in its entirety as follows:

“Termination Date” shall mean April 1, 2007 or, if such date is not a Business Day, the Business Day next succeeding such date.

1.2  Section 2.1 of the Agreement is amended by replacing the amount “$5,000,000” in the fourth line therein with the amount “$7,000,000”.

1.3  Exhibit A of the Agreement is amended and restated in its entirety to read as set forth in Exhibit A hereto.

Article 2.   Acknowledgments and Confirmations

2.1  The Agreement and all other Loan Documents shall each be deemed amended hereby to the extent necessary, if any, to give effect to the provisions of this Amendment.

2.2  All Collateral is and shall continue to be collateral security for the Obligations, as amended hereby. Without limiting the generality of the foregoing, the Borrower hereby absolutely and unconditionally confirms that the Agreement (as amended hereby), the Note (as amended and restated pursuant hereto), and all other Loan Documents (to the extent amended hereby), to which it is a party, and any other documents delivered by it in connection therewith, continue in full force and effect, are ratified and confirmed in all respects and are and shall continue to be fully effective.

2.3  Whenever the Agreement is referred to in the Agreement or in any of the other Loan Documents or other documents delivered in connection therewith, it shall be deemed to mean the Agreement as amended by this Amendment.

2.4  Whenever the Note is referred to in the Agreement or in any of the other Loan Documents or other documents delivered in connection therewith, it shall be deemed to mean the Amended and Restated Revolving Credit Note in the form of Exhibit A hereto, delivered in connection herewith pursuant to Section 4.2 hereof (the “New Note”).

Article 3.   Representations and Warranties.

The Borrower hereby represents and warrants to the Bank that:

3.1  The Borrower has the power to execute, deliver and perform this Amendment, the New Note and the Loan Documents (to which it is a party), as amended hereby, and has taken all necessary action, corporate or otherwise, to authorize the execution, delivery and performance thereof. No consent or approval of any Person, no waiver of any Lien or right of distraint or other similar right and no consent, license, approval, authorization or declaration of any governmental authority, bureau or agency, or any other third party, is or will be required in connection with the execution, delivery or performance by the Borrower of this Amendment, the New Note or any of such Loan Documents, as amended hereby.

3.2  The execution and delivery by the Borrower of this Amendment and the New Note, and the performance by it hereof and of the New Note, and of the Loan Documents as amended hereby, will not violate any provision of law and will not conflict with or result in a breach of any order, writ, injunction, ordinance, resolution, decree, or other similar document or instrument of any court or governmental authority, bureau or agency, domestic or foreign, or the organizational documents of the Borrower, or create (with or without the giving of notice or lapse of time, or both) a default under or breach of any agreement, bond, note or indenture to which the Borrower is a party.

3.3  This Amendment and the New Note has been duly executed and delivered by the Borrower, and constitutes its valid and legally binding obligation, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, of other similar laws, now or hereafter in effect, relating to or affecting the enforcement of creditor's rights generally.

3.4  The representations and warranties of the Borrower set forth in the Agreement, the other Loan Documents and/in the documents executed pursuant thereto or in connection therewith, are true as of the date hereof, with the same effect as though made on the date hereof, except to the extent necessarily rendered inaccurate by the passage of time.

3.5  After giving effect to this Amendment, no Default or Event of Default exists.

3.6  The Borrower’s assets exceed its own (i.e. unconsolidated) liabilities, and the Borrower is solvent. After giving effect to this Amendment, the Borrower will be able to pay its debts as they mature, will own property with fair saleable value greater than the amount required to pay its debts and will have capital sufficient to carry on its business as then constituted.

3.7  Upon the effectiveness of this Amendment, the Borrower remains liable to the Bank with respect to all Obligations, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by the Borrower). As of the date hereof, there are no Loans outstanding.

3.8  There has been no material adverse change in the financial condition of the Borrower since the delivery of the annual audited financial statements required to be delivered by the Borrower in accordance with Section 5.2(a) of the Agreement for the fiscal year ended December 31, 2004.

3.9  As of the date hereof, the Borrower has not been required to deliver to the Bank any Pledge Agreement in connection with the Loan Agreement.

Article 4.   Effectiveness Conditions.

This Amendment shall be effective upon completion of the following conditions precedent (all documents to be in form and substance satisfactory to the Bank and the Bank’s counsel):

4.1  Receipt by the Bank of executed counterparts of this Amendment duly signed by the Borrower and the Bank, and joined in by the Guarantors.

4.2  Receipt by the Bank of the New Note, duly signed by the Borrower.

4.3  Receipt by the Bank of (i) a certificate of resolutions, incumbency and corporate documents of the Borrower, approving the making of this Amendment and the New Note, and (ii) the consent of the Partnership Guarantor to its joinder in this Amendment, all in form and substance satisfactory to the Bank.

4.4  Receipt by the Bank’s counsel of all fees and expenses in connection with the preparation, execution and delivery, administration, interpretation and enforcement hereof and all other documents contemplated hereby.

4.5  Receipt by the Bank of a $5,000 amendment fee with respect to this Amendment.

4.6  Delivery of such other documents, instruments and agreements as the Bank or its counsel shall reasonably request.

Article 5.   Miscellaneous.

5.1  As specifically amended herein, the Agreement and the other Loan Documents, shall remain in full force and effect in accordance with their respective terms. This Amendment is limited as written and shall not be deemed (a) to be an amendment of or a consent under or waiver of any other term or condition of the Agreement or any other Loan Document, or (b) to prejudice any right which the Bank now has or may have in the future under or in connection with the Agreement or the other Loan Documents, as new or hereafter amended.

5.2  This Amendment shall be governed and construed in accordance with the laws of the State of New York.

5.3  This Amendment may be signed in any number of counterparts with the same effect as if the signature thereto and hereto were upon the same instrument.

[Signatures Appear on the Following Page.]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective duly authorized officers as of the date first above written.

MEDIS TECHNOLOGIES LTD.

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: President

FLEET NATIONAL BANK, a Bank of America company

By:	/s/ Tanitha Boonyam
Name: Tanitha Boonyam
Title: Vice President

JOINDER BY GUARANTORS

Each of the Guarantors indicated below hereby consents to this Fifth Amendment and reaffirms its continuing liability under its respective Guarantee in respect of the Agreement, as amended hereby, and all the documents, instruments and agreements executed pursuant thereto or in connection therewith, without offset, defense or counterclaim (any such offset, defense or counterclaim as may exist being hereby irrevocably waived by such Guarantors).

PLAZA HOTEL MANAGEMENT COMPANY

By:	/s/ Howard Weingrow
Name: Howard Weingrow
Title: Partner

By:	/s/ Howard Weingrow
Howard Weingrow, Individually

By:	/s/ Robert Lifton
Robert Lifton, Individually

Exhibit A

Form of New Note

AMENDED AND RESTATED
REVOLVING CREDIT NOTE

$7,000,000.00	As of May 5, 2005

MEDIS TECHNOLOGIES LTD., a Delaware corporation (the “Borrower”), for value received, hereby promises to pay to the order of FLEET NATIONAL BANK, a Bank of America company (the “Bank”), on the Termination Date (as defined in the Loan Agreement dated as of December 29, 2000 as amended by a First Amendment to Loan Agreement dated as of October __, 2002, a Second Amendment to Loan Agreement dated as of February 20, 2003, a Third Amendment to Loan Agreement dated as of September 30, 2003, a Fourth Amendment to Loan Agreement dated as of October 18, 2004, and a Fifth Amendment to Loan Agreement dated as of the date hereof, among the Borrower and the Bank, as may be further amended from time to time, as so amended the “Agreement”; terms defined in the Agreement shall have their defined meanings therefrom when used in this Note), at the office of the Bank specified in Section 10.1 of the Agreement, in lawful money of the United States of America and in immediately available funds the principal amount of SEVEN MILLION and 00/100 DOLLARS ($7,000,000.00) or, if less than such principal amount, the aggregate unpaid principal amount of all Loans made by the Bank to the Borrower pursuant to Section 2.1 of the Agreement. The Borrower further promises to pay interest in like money on the unpaid principal balance of this Note from time to time outstanding at an annual rate as selected by the Borrower pursuant to the terms of Article 2 of the Agreement. Interest shall be computed on the basis of a 360-day year for actual days elapsed and shall be payable as provided in the Agreement. All Loans made by the Bank pursuant to Section 2.1 of the Agreement and all payments of the principal thereon may be endorsed by the holder of this Note on the schedule annexed hereto, to which the holder may add additional pages, or on a similar record maintained elsewhere by the Bank. The aggregate net unpaid amount of Revolving Credit Loans set forth in such schedule or other record shall be presumed to be the principal balance hereof. This Note shall bear interest at the Post Default Rate as and when provided for in the Agreement, but in no event in excess of the maximum rate of interest permitted under applicable law.

This Note is the “Note” referred to in the Agreement (and the “New Note” referred to in the said Fifth Amendment to Loan Agreement), and is subject thereto in all respects. This Note may be prepaid, and is required to be prepaid, in whole or in part (subject to the terms and conditions therefor provided in the Agreement) as provided therein.

Upon the occurrence of any one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note may be declared to be immediately due and payable (or, where so provided, shall be automatically due and payable) as provided in the Agreement. This Note is secured by the collateral described in each Security Document.

This Note shall be construed in accordance with and governed by the laws of the State of New York.

This Note shall replace and supersede the Revolving Credit Note made by the Borrower to the order of the Bank dated December 29, 2000 (the “Prior Note”); provided, however, that the execution and delivery of this Note shall not in any circumstance be deemed to have terminated, extinguished or discharged the Borrower’s liabilities under such Prior Note, all of which liabilities shall continue under and be governed by this Note and the other Loan Documents. This Note is a replacement, amendment and restatement of the Prior Note and IS NOT A NOVATION. The Borrower shall also pay, and this Note shall also evidence, any and all unpaid interest on all Loans made by the Bank to the Borrower pursuant to Prior Note, and at the interest rate specified therein, for which this Note has been issued as replacement therefor.

MEDIS TECHNOLOGIES LTD.

By:	/s/
Name:
Title:

SCHEDULE OF LOANS AND PAYMENTS OF PRINCIPAL TO
AMENDED AND RESTATED REVOLVING CREDIT NOTE DATED AS OF MAY 5, 2005

Date	Amount of Loan	Interest Period	Last Day of Interest Period	Principal Paid	Balance Remaining Unpaid	Notation Made By